Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Kevin Vaughn, the Senior Vice President and Chief Financial Officer of Bancorp 34, Inc. (the “Company”), hereby certify in my capacity as an executive officer of the Company that, to my knowledge:

1.	The quarterly report of the Company on Form 10-Q for the quarter ended September 30, 2023 as filed with the Securities and Exchange Commission on this date (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 27, 2023

/s/ Kevin Vaughn

Kevin Vaughn

Senior Vice President and Chief Financial Officer

(Principal Financial Officer and Principal Accounting Officer)